Exhibit 99

PRESS RELEASE

For Immediate Release

INEI CORPORATION ANNOUNCES CASH DISTRIBUTIONS

ANNAPOLIS, MD – December 20, 2005: INEI Corporation [OTCBB:INEY] announced that its Board of Directors declared a third liquidating cash distribution on December 15, 2005 of twenty cents ($0.20) per share on its Common Stock and twenty cents ($0.20) per share on its Class B Common Stock. Both distributions are to be paid on or about January 17, 2006 to the holders of record at the close of business on January 3, 2006.

The stockholders of INEI Corporation (formerly known as Insituform East, Incorporated) approved the dissolution and liquidation of INEI Corporation at their annual meeting on June 30, 2004 and, pursuant thereto, the Board caused the filing of a certificate of dissolution on June 30, 2004. Previous distributions totaling one dollar and fifteen cents ($1.15) per share have been made to the Company’s Common and Class B Common stockholders.

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Contact:	Robert W. Erikson	George Wm. Erikson
	President	Chairman
	(443) 482-3375	(443) 482-3375